As filed with the Securities and Exchange Commission on September 12, 2003

Registration No. 333-61806

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEABULK INTERNATIONAL, INC.

(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	65-0966399 (I.R.S. Employer Identification No.)

2200 Eller Drive, P.O. Box 13038
Fort Lauderdale, Florida 33316
(954) 523-2200
(Address of Principal Executive Offices and Zip Code)

Seabulk International, Inc. Amended and Restated Equity Ownership Plan
Seabulk International, Inc. Stock Option Plan for Directors
(Full Title of the Plans)

Alan R. Twaits
Senior Vice President, General Counsel & Secretary
2200 Eller Drive, P.O. Box 13038
Fort Lauderdale, Florida 33316
(954) 523-2200
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to	offering price	aggregate offering	Amount of
to be registered	be registered(1)	per share (2)	price (2)	registration fee

Common Stock, par value $.01 per share	1,685,000	$8.125	$13,690,625	$1,107.57

(1)	This registration statement also covers an indeterminate number of shares which may become issuable under the plans described herein in the event of stock-splits, dividends or similar transactions.

(2)	Pursuant to Rule 457(c) and (h), the proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee, and are based upon the average high and low prices of the Common Stock as reported by the Nasdaq National Market on September 9, 2003.

INTRODUCTION
PART I
INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
POWER OF ATTORNEY
SIGNATURES
INDEX TO EXHIBITS
Opinion of Counsel re: Legality
Consent of Ernst & Young LLP

INTRODUCTION

     This Registration Statement on Form S-8 is filed by Seabulk International, Inc., a Delaware corporation (the “Company”), to register an additional 1,500,000 shares of the Company’s Common Stock, par value $.01 per share, issuable from time to time under the Company’s Amended and Restated Equity Ownership Plan (the “Equity Ownership Plan”) and to register an additional 185,000 shares of the Company’s Common Stock, par value $.01 per share, issuable from time to time under the Company’s Stock Option Plan for Directors (the “Directors Plan”), and consists of only those items required by General Instruction E to Form S-8.

     On May 14, 2002, the stockholders of the Company approved an amendment to the Equity Ownership Plan increasing the number of shares available for issuance under the Equity Ownership Plan by 500,000. On May 16, 2003, the stockholders of the Company approved an amendment to the Plan increasing the number of shares available for issuance under the Equity Ownership Plan by 1,000,000. As amended, a total of 2,300,000 shares are issuable under the Equity Ownership Plan.

     On May 16, 2003, the stockholders of the Company approved an amendment to the Directors Plan increasing the number of shares available for issuance under the Directors Plan by 185,000. As amended, a total of 360,000 shares are issuable under the Directors Plan.

     975,000 shares of the Company’s Common Stock, par value $.01 per share, were previously registered on the Company’s Registration Statement on Form S-8 (Registration No. 333-61806), filed with the Securities and Exchange Commission on May 29, 2001, for issuance under the Equity Ownership Plan and the Directors Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-61806), as amended, filed with the Securities and Exchange Commission on May 29, 2001, are incorporated by reference into this Registration Statement.

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     For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference, shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.6*	Amended and Restated Equity Ownership Plan

4.7*	Stock Option Plan for Directors

5.1	Opinion of counsel as to the legality of securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Alan R. Twaits, Esq., General Counsel to the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

*	Incorporated by reference to the Company’s Definitive Proxy Statement filed April 18, 2003

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POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Seabulk International, Inc., a corporation organized under the laws of the State of Delaware (the “Corporation”), and the undersigned officers and directors of the Corporation, individually and in their respective capacities indicated below, hereby make, constitute and appoint Alan R. Twaits and Patrice M. Johnston its and their true and lawful attorneys, their separate or joint signatures sufficient to bind, with power of substitution, to execute, deliver and file in its or their behalf, and in each person’s respective capacity or capacities as shown below, a registration statement on Form S-8 under the Securities Act of 1933, any and all amendments to and documents in support of or supplemental to said registration statement by the Corporation; and the Corporation and each said person hereby grant to said attorney full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out the full intent of this Power of Attorney to the same extent and with the same effect as the Corporation or the undersigned officers and directors of the Corporation might or could do personally in its or their capacity or capacities as aforesaid; and the Corporation and each of said persons hereby ratify, confirm and approve all acts and things that any one of said attorneys may do or cause to be done by virtue of this Power of Attorney and its signature or their signatures as the same may be signed by any one of said attorneys to said registration statement and any and all amendments to and documents in support of or supplemental to said registration statement and any and all amendments thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Lauderdale, Florida, on the 12th day of September, 2003.

SEABULK INTERNATIONAL, INC.

By: /s/ GERHARD E. KURZ

Gerhard E. Kurz President & Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ GERHARD E. KURZ Gerhard E. Kurz	President, Chief Executive Officer & Director (Principal Executive Officer)	September 12, 2003

/s/ VINCENT J. deSOSTOA Vincent J. deSostoa	Senior Vice President & Chief Financial Officer (Principal Financial Officer)	September 12, 2003

/s/ MICHAEL J. PELLICCI Michael J. Pellicci	Vice President — Finance & Corporate Controller (Principal Accounting Officer)	September 12, 2003

/s/ ARI J. BENACERRAF Ari J. Benacerraf	Director	September 12, 2003

/s/ PETER H. CRESSY Peter H. Cressy	Director	September 12, 2003

/s/ DAVID A. DURKIN David A. Durkin	Director	September 12, 2003

/s/ KENNETH V. HUSEMAN Kenneth V. Huseman	Director	September 12, 2003

/s/ ROBERT L. KEISER Robert L. Keiser	Director	September 12, 2003

/s/ PIERRE F. LAPEYRE, JR. Pierre F. Lapeyre, Jr.	Director	September 12, 2003

/s/ DAVID M. LEUSCHEN David M. Leuschen	Director	September 12, 2003

/s/ THOMAS P. MOORE Thomas P. Moore, Jr.	Director	September 12, 2003

/s/ STEVEN A. WEBSTER Steven A. Webster	Director	September 12, 2003

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INDEX TO EXHIBITS

Exhibit
Number	Description of Document

4.6*	Amended and Restated Equity Ownership Plan

4.7*	Stock Option Plan for Directors

5.1	Opinion of counsel as to the legality of securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Alan R. Twaits, Esq., General Counsel to the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

• Incorporated by reference to the Company’s Definitive Proxy Statement dated April 18, 2003

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